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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 11, 1997





                           RENAISSANCERE HOLDINGS LTD.
               (Exact name of registrant as specified in charter)




          Bermuda                     34-0-26512             98-013-8020
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)



Renaissance House, 8-12 East Broadway                     HM 19
Pembroke, Bermuda                                       (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (441) 295-4513

                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events

         On July 11, 1997, RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), issued a press release announcing that the Company had received notice from Merrill Lynch & Co., as representative of the several underwriters of the public offering of 3,000,000 of the Company's common shares, par value $1.00 per share (the "Common Shares"), held by certain shareholders of the Company (the "Selling Shareholders"), that the underwriters intend to exercise a portion of their over-allotment option and purchase an aggregate of 376,800 additional Common Shares (the "Option Shares") from certain of the Selling Shareholders. The closing of the sale of the Option Shares to the underwriters is scheduled to occur on July 14, 1997.

         Giving effect to the sale of the Option Shares, Warburg, Pincus Investors, L.P., PT Investments, Inc., GE Investment Private Placement Partners I - Insurance, Limited Partnership and United States Fidelity and Guaranty Company will own 25.0%, 15.1%, 2.8% and 11.5%, respectively, of the Company's outstanding equity and 28.1%, 6.7%, 1.1% and 12.9%, respectively, of the Company's outstanding voting power.

         A copy of the above-described Press Release is included herewith as
Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

 Exhibit Number              Description of Exhibit
 --------------              ----------------------
     99.1             Press Release issued by the Company, dated July 11, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         RENAISSANCERE HOLDINGS LTD.



                                            /s/ Keith S. Hynes
                                         -------------------------
                                         Name:  Keith S. Hynes
                                         Title: Senior Vice President
                                                and Chief Financial Officer

July 11, 1997



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                                  EXHIBIT INDEX

Exhibit
-------
99.1          Press Release of the Company, dated July 11, 1997.